EXHIBIT 10b
SERVICE AGREEMENT


THIS AGREEMENT entered into as of the 1st day of November, 1994, by and between ANR Storage Company, a Michigan Corporation, hereinafter referred to as "Seller," and Atlanta Gas Light Company, hereinafter referred to as "Customer."

W I T N E S S E T H

WHEREAS, Customer has requested Seller to store Gas on its behalf; and

WHEREAS, Seller has sufficient capacity available to provide the Storage Service for Customer on the terms specified herein;

NOW, THEREFORE, Seller and Customer agree as follows:


ARTICLE I
STORAGE SERVICE

1. Seller's service hereunder shall be subject to receipt of all requisite regulatory authorizations from the Federal Energy Regulatory Commission ("Commission"), or any successor regulatory authority, and any other necessary governmental authorizations, in a manner and form acceptable to Seller.

2. Subject to the terms and provisions of this Agreement, Customer may on any Day deliver or cause to be delivered to Seller, Gas up to the Maximum Daily Injection Quantity plus Seller's Injection Use for Storage of up to the Maximum Storage Quantity, and at Customer's request on any Day Seller agrees to tender Equivalent Quantities of Gas to or for the account of Customer, on a firm basis, up to the Maximum Daily Withdrawal Quantity, reduced by Seller's Withdrawal Use.

3. Seller may, if requested by Customer, inject or withdraw from storage daily quantities in excess of the Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity specified in Paragraph 2, above, if it can do so without adverse effect on Seller's operations or its ability to meet its higher priority obligations.


















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SERVICE AGREEMENT
(Continued)

ARTICLE  II
POINT OF INJECTION AND POINT OF WITHDRAWAL

1. Customer shall deliver or cause to be delivered Gas hereunder at the Point of Injection.

2. Seller shall tender to or for the account of Customer, Equivalent Quantities of Gas stored hereunder, at the Point of Withdrawal.


ARTICLE III
TERM OF AGREEMENT

1. This Agreement shall be effective as of the date first above written and shall remain in effect for a primary term commencing November 1, 1994 and ending March 31, 2003.


ARTICLE IV
RATE SCHEDULE AND CHARGES

1. Each Month, Customer shall pay Seller for the service hereunder, an amount determined in accordance with Seller's Rate Schedule FS and the applicable provisions of the General Terms and Conditions of Seller's F.E.R.C. Gas Tariff, Original Volume No. 1, as filed with the Commission. Such Rate Schedule and General Terms and Conditions are incorporated by reference and made a part hereof. Section VI & VII of Exhibit A hereto sets forth the applicable information as follows, which shall be utilized for transactions hereunder:

(a)  Rates and Charges

(b)  Additional charges which are applicable

SERVICE AGREEMENT
(Continued)




Exhibit A to this Agreement shall specify the Rates and Charges and Additional charges which are applicable. When the level of any Rates and Charges or Additional charges is changed pursuant to Commission authorization or direction, Seller may unilaterally effect an amendment to Exhibit A to reflect such change(s) by so specifying in a written communication to Customer.

2. It is further agreed that Seller may seek authorization from the Commission and/or other appropriate body for such changes to any rate(s) and terms and conditions set forth herein, in Rate Schedule FS or in the General Terms and Conditions of Seller's Original Volume No. 1 FERC Gas Tariff, as may be found necessary to assure Seller just and reasonable rates. Nothing herein contained shall be construed to deny Customer any rights it may have under the Natural Gas Act, as amended, including the right to participate fully in rate proceedings by intervention or otherwise to contest Seller's filing in whole or in part.

3.  Further Agreement:

a)  Customer's Reservation Rates shall be as follows:

Deliverability - Monthly     $2.35820
Capacity       - Monthly     $0.02406

These rates will remain in effect through the term of this Service Agreement or until the rates set forth in Seller's Rate Schedule FS are changed, at which time Customer's rates will change to become the same as the new maximum rates under the then effective Rate Schedule FS.

SERVICE AGREEMENT
(Continued)

EXHIBIT "A"
to Agreement between

ANR Storage Company (Seller)
and

Atlanta Gas Light Company (Customer)

Dated November 1, 1994


     I.  STORAGE DEMAND INJECTION QUANTITY (dth)            43,448

    II.  STORAGE DEMAND WITHDRAWAL QUANTITY (dth)           56,483

   III.  MAXIMUM STORAGE QUANTITY (dth)                  5,648,279

    IV.  POINT OF INJECTION  -  Point of interconnection between the pipeline systems of Great Lakes Gas Transmission Limited Partnership and Seller in Frederic Township, Crawford County, Michigan.

     V.  POINT OF WITHDRAWAL  -  Point of interconnection between the pipeline systems of Great Lakes Gas
                              Transmission Limited Partnership and Seller in Frederic Township, Crawford County, Michigan.

    VI.  RATES AND CHARGES -   Maximum Rates as set forth on Sheet No. 5 of
                              Original Volume No. 1 unless otherwise agreed to.

   VII.  ADDITIONAL CHARGES -  pursuant to Section 5 of Rate Schedule FS.

SERVICE AGREEMENT
(Continued)

ARTICLE V
NOTICE

1. Except as may be otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement or any notice which a party may desire to give the other shall be in writing and mailed by regular mail, effective as of the postmark date, to the post office address of the party intended to receive the same, as the case may be, as follows:

Seller:  ANR Storage Company
         500 Renaissance Center
         Detroit, Michigan 48243
         Attention:  Marketing Department

Customer:  Atlanta Gas Light Company
           303 Peachtree Street N.E.
           Atlanta, Georgia 30308-3249
           Attention: Stephen Gunther - General Correspondence
           Attention: Gas Supply Dept. - Billing

ARTICLE VI
INCORPORATION BY REFERENCE

The provisions of Rate Schedule FS and the General Terms and Conditions of Seller's FERC Gas Tariff, Original Volume No. 1, are specifically incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective Officers or Representatives thereunto duly authorized.

ANR Storage Company

By    /s/  Michael A. Mujadin

Its   Executive Vice President

Atlanta Gas Light Company

By    /s/  Stephen J. Gunther

Its   Vice President